EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT
                           WOLVERINE WORLD WIDE, INC.
                                             State or Country of
        Name                            Incorporation or Organization
Aguadilla Shoe Corporation                       Michigan
BSI Shoes, Inc.                                  Michigan
Brooks France, S.A.                               France
Dominican Wolverine Shoe Company              Cayman Islands
  Limited
Frolic de Mexico S.A. de C.V.                     Mexico
Spartan Shoe Company Limited                  Cayman Islands
WWW Europe Ltd.                                  England
Hush Puppies Retail, Inc.                        Michigan
  d/b/a Little Red Shoe House
    Hush Puppies Factory Direct
Wolverine Design Center, Inc.                    Michigan
Wolverine Procurement, Inc.                      Michigan
Wolverine Sourcing, Inc.                         Michigan
Hush Puppies Canada Footwear, Ltd.                Canada
  (controlling interest)
Wan Hau Enterprise Co., Ltd.                 Republic of China
  (minority interest)                            (Taiwan)

All of the subsidiaries of the Registrant are wholly owned, except as otherwise indicated.





















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